ASSIGNMENT & AMENDMENT


     ASSIGNMENT & AMENDMENT made as of the 23rd day of February, 1999, to AGREEMENT made as of the 25th day of August 1997 by and between Isramco, Inc. (the "Company") and Romulas Investment Ltd. ("Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company and the Consultant have entered into that certain Agreement dated as of the 25th day of August, 1997, relating to the provision by Romulas to the Company of certain advisory and consulting services (hereinafter the "Consulting Agreement"); and

     WHEREAS, the Company and Romulas desire to amend the agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Company and the Consultant hereby agree as follows:


1.   Ratification of Assignment of Consultant's Obligations.

     The Company hereby approves and ratifies the assignment by Consultant of all of its obligations and rights in and to the Consulting Agreement to Remarkable Holdings Ltd. (hereinafter, "Remarkable"). By its signature below, Remarkable agrees to bound by each and every term, representation, condition and other provision contained in the Consulting Agreement, as such Consulting Agreement is hereby amended. Henceforth, each and every reference in the Agreement to "Consultant" shall be deemed to refer to, and bind, Remarkable.

2.   Amendment

     2.1 Extension of the Term of the Consulting Agreement. Section 5 of the Consulting Agreement is hereby amended to extend the term of the Consulting Agreement by deleting the date "July 31, 1998" and substituting therefor the date "July 31, 2000".

     2.2 Amendment to Section 2. Section 2 of the Consulting Agreement is hereby amended to delete the figure "Seven Thousand Five Hundred ($7,500)" and to substitute therefor the figure "Fifteen Thousand ($15,000)". The terms of
Section 2, as amended, shall take effect as of February, 1999.

     2.3 Amendment to Section 3. Section 3 of the Consulting Agreement is hereby deleted in its entirety and, in substitution therefor, a new Section 3 is inserted, the text of which shall read as follows:

     " 3. Non-Reimbursement of Expenses. Consultant shall not be entitled to reimbursement for any amounts expended in the performance of the services. It is the intention of parties that the amounts payable to Consultant under
     Section 2 as shall comprise the entire amount payable by the Company to Consultant in connection with the service performed hereunder."

     The terms of Section 3, as amended, shall take effect as of February, 1999.

     2.4 Continuing Force and Effect of Other Provisions of the Agreement. This instrument shall be deemed to be a modification of the Consulting Agreement pursuant to Section 10 thereof. Except as hereby modified, each and every other term or condition of the Consulting Agreement shall remain and continue in full force and effect. Henceforth, all references to the Consulting Agreement shall mean the Consulting Agreement as herein amended.


     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument as of the date first above written.

                                Isramco, Inc.



                                By:
                                    -----------------------------
                                    Haim Tsuf, Chairman


                                Romulas Investment Ltd.



                                By: -----------------------------
                                    Daniel Avner


                                Remarkable Holdings Ltd.


                                By: -----------------------------
                                    Daniel Avner